Exhibit 99.3

Discussion and
Reconciliation of
Healthpeak's Non-GAAP
Financial Measures

September 30, 2026

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Fixed Charge Coverage Adjusted EBITDAre and Fixed Charges.
AFFO Capital Expenditures Adjusted Funds from Operations ("AFFO") Capital Expenditures include costs incurred in our operating portfolio required to maintain the properties in current market condition and generally are recurring in nature.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Development Includes ground-up construction. Newly completed developments are considered fully operating once the property is placed in service.
EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction, merger, and restructuring-related costs, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and non-refundable entrance fees collected in excess of (less than) the related amortization, adjusted to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. Fixed Charge Coverage Adjusted EBITDAre is defined as Adjusted EBITDAre excluding the adjustment to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our senior housing communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted Funds from Operations (“FFO”) applicable to common shares, as defined by Nareit, is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of

2

Definitions
depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate or land held for development, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our economic share for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party economic share of the applicable reconciling items based on economic share for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our economic share for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic share determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
We believe Nareit FFO applicable to common shares and diluted Nareit FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours. For a reconciliation of net income (loss) applicable to common shares to Nareit FFO applicable to common shares and other relevant disclosures, refer to “Non-GAAP Financial Measures Reconciliations” below.
FFO as Adjusted. In addition, we present Nareit FFO applicable to common shares on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction, merger, and restructuring-related costs, other impairments (recoveries) and other losses (gains), prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share of our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our economic share for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party economic share of the applicable reconciling items based on economic share for the applicable periods. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in FFO as Adjusted do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown were derived by applying our overall economic share determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities or the revenues and expenses; and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
Transaction, merger, and restructuring-related costs include expenses incurred as a result of mergers, acquisitions, operator transitions, severance, and other investment pursuit costs. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, loans receivable, and investments in equity securities. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.

3

Definitions
Guidance Ranges Guidance Ranges represent management's forward-looking expectations for certain non-GAAP financial measures. A reconciliation of the forward-looking non-GAAP financial measure of Same-Store Cash (Adjusted) NOI to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort, as certain items included in the comparable GAAP measure cannot be reasonably predicted with respect to their occurrence or financial impact. These items may include, among others, gains or losses on dispositions of real estate, impairment charges, casualty gains or losses, and other non-recurring or infrequent items that are not indicative of ongoing operations. The variability, timing, and potential significance of these items are dependent on future events and market conditions that are outside of management's control. As a result, providing a reconciliation could imply a degree of precision that may be misleading to investors.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income (“NOI”) and Adjusted NOI NOI and Adjusted NOI are non-GAAP supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues and resident fees and services, and exclusive of interest income), less property level operating expenses. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, amortization of market lease intangibles, termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported. NOI and Adjusted NOI are calculated as NOI and Adjusted NOI, respectively, from consolidated properties, plus our share of NOI and Adjusted NOI from unconsolidated joint ventures (calculated by applying our economic share for the period), less noncontrolling interests’ share of NOI and Adjusted NOI from consolidated joint ventures (calculated by applying our economic share for the period). We utilize our share of NOI and Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. Our share of NOI and Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our economic share for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in NOI and Adjusted NOI do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic share determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased outpatient medical and lab buildings, as well as senior housing facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, and actuarial reserves for insurance claims that have been incurred but not reported.
Portfolio Cash Real Estate Revenues Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Cash Real Estate Revenues include rental related revenues, resident fees and services, and government grant income which is included in Other income (expense), net in our Consolidated Statements of Operations. Portfolio Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, and lease termination fees.
Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments are considered fully operating once the property is placed in service. Redevelopment costs include only the incremental costs for the project.
RevPOR The 3-month or 9-month average resident fees and services per occupied unit for the most recent period available. RevPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us. RevPOR is a metric used to

4

Definitions
evaluate the revenue-generating capacity and profit potential of our senior housing assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our senior housing assets.
Same-Store (“SS”) Same-Store Cash (Adjusted) NOI allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event or planned operator transition that significantly impacts operations, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.
Same-Store Cash (Adjusted) NOI Same-Store Cash (Adjusted) NOI is Same-Store Cash Real Estate Revenues less Same-Store Cash Operating Expenses.
Same-Store Cash Operating Expenses Same-Store Cash Operating Expenses are non-GAAP supplemental measures. Same-Store Cash Operating Expenses represent property level operating expenses and exclude certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Same-Store Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs presented on the same basis less noncontrolling interests' pro rata share of operating expenses from consolidated JVs (based on applying our current economic ownership to all periods presented). Same-Store Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported.
Same-Store Cash Real Estate Revenues Same-Store Cash Real Estate Revenues are non-GAAP supplemental measures. Same-Store Cash Real Estate Revenues include rental related revenues, resident fees and services and exclude amortization of deferred revenue from tenant-funded improvements. Same-Store Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis less noncontrolling interests' pro rata share from consolidated JVs (based on applying our current economic ownership to all periods presented). Same-Store Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, and lease termination fees.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) outpatient medical; (ii) lab; and (iii) senior housing.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' economic share for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our economic share for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Certain unconsolidated joint ventures are excluded from leasing statistics when leasing information is not available.

5

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) applicable to common shares	$17,118	$(117,256)	$263,270	$(43,335)
Real estate related depreciation and amortization	298,923	262,317	872,047	796,779
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	7,564	12,574	22,420	37,304
Noncontrolling interests’ share of real estate related depreciation and amortization	(26,816)	(3,807)	(46,939)	(12,686)
Loss (gain) on sales of depreciable real estate, net	—	(11,500)	(60,657)	(13,136)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	—	1,793	—
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	—	973	—
Loss (gain) upon change of control, net(1)	—	—	(138,343)	—
Taxes associated with real estate dispositions	—	—	(1,805)	(335)
Impairments (recoveries) of real estate, net(2)	—	175,827	—	175,827
Nareit FFO applicable to common shares	296,789	318,155	912,759	940,418
Distributions on dilutive convertible units and other	4,336	4,551	13,257	13,735
Diluted Nareit FFO applicable to common shares	$301,125	$322,706	$926,016	$954,153

Weighted average shares outstanding - Diluted Nareit FFO	703,980	709,513	705,980	711,023

Impact of adjustments to Nareit FFO:
Transaction, merger, and restructuring-related costs(3)	$8,379	$2,420	$36,681	$18,169
Other impairments (recoveries) and other losses (gains), net(4)	(210)	(54)	(3,964)	125
Loss (gain) on debt extinguishments	—	—	302	—
Casualty-related charges (recoveries), net(5)	(70)	(1,771)	(4,451)	6,375
Recognition (reversal) of valuation allowance on deferred tax assets(6)	—	—	(3,058)	—
Total adjustments	$8,099	$595	$25,510	$24,669

FFO as Adjusted applicable to common shares	$304,888	$318,750	$938,269	$965,087
Distributions on dilutive convertible units and other	4,330	4,551	13,235	13,715
Diluted FFO as Adjusted applicable to common shares	$309,218	$323,301	$951,504	$978,802

Weighted average shares outstanding - Diluted FFO as Adjusted	703,980	709,513	705,980	711,023

Other operating data:
Amortization of deferred financing costs and debt discounts (premiums)	$8,616	$7,981	$25,879	$23,708
Non-refundable entrance fee sales in excess of (less than) the related GAAP amortization	16,710	12,711	37,331	36,449
Stock-based compensation amortization expense	4,412	4,046	13,265	10,410
Deferred income taxes	930	(179)	4,032	4,989
AFFO capital expenditures	(37,617)	(27,261)	(103,678)	(76,125)
Straight-line rents	(12,876)	(14,282)	(35,964)	(30,836)
Amortization of above (below) market lease intangibles, net	(6,562)	(8,105)	(19,466)	(28,402)
Other items(7)	(3,909)	(1,687)	(9,571)	(1,303)

Continued

6

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Diluted earnings per common share	$0.02	$(0.17)	$0.38	$(0.06)
Depreciation and amortization	0.41	0.39	1.21	1.17
Loss (gain) on sales of depreciable real estate, net	—	(0.02)	(0.08)	(0.02)
Loss (gain) upon change of control, net(1)	—	—	(0.20)	—
Taxes associated with real estate dispositions	—	—	0.00	0.00
Impairments (recoveries) of real estate, net(2)	—	0.25	—	0.25
Diluted Nareit FFO per common share	$0.43	$0.45	$1.31	$1.34
Transaction, merger, and restructuring-related costs(3)	0.01	0.01	0.06	0.03
Other impairments (recoveries) and other losses (gains), net(4)	0.00	0.00	(0.01)	0.00
Casualty-related charges (recoveries), net(5)	0.00	0.00	(0.01)	0.01
Recognition (reversal) of valuation allowance on deferred tax assets(6)	—	—	0.00	—
Diluted FFO as Adjusted per common share	$0.44	$0.46	$1.35	$1.38
______________________________________
(1)The nine months ended September 30, 2026 includes a gain upon change of control related to (i) the acquisition of the remaining 46.5% interest in the SWF SH JV which held 19 senior housing properties and (ii) the disposition of an 80% interest in six outpatient medical buildings to a third-party. These gains upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(2)The three and nine months ended September 30, 2025 include other-than-temporary impairment charges on certain unconsolidated real estate joint ventures, which are recognized in equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.
(3)The three and nine months ended September 30, 2026 and 2025 include investment pursuit costs. The three and nine months ended September 30, 2026 includes transition costs associated with senior housing operators and the nine months ended September 30, 2026 includes costs related to the Janus Living IPO. The three and nine months ended September 30, 2025 include costs related to the merger with Physicians Realty Trust, which are primarily comprised of severance, legal, accounting, tax, information technology, and other costs of combining operations with Physicians Realty Trust.
(4)The three and nine months ended September 30, 2026 and 2025 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests’ share in earnings in the Consolidated Statements of Operations.
(6)The nine months ended September 30, 2026 includes the income tax impact related to the change in tax status of certain entities in connection with the Janus Living IPO.
(7)Primarily includes: (i) amortization of deferred revenue, (ii) noncontrolling interests’ share of senior housing entrance fees in excess of (less than) the related GAAP amortization, (iii) noncontrolling interests’ share of Adjusted Funds from Operations (“AFFO”) Capital Expenditures, and (iv) our proportionate share of AFFO capital expenditures and straight-line rents from unconsolidated joint ventures.

7

Reconciliations

2026 Guidance(1)
Per share data

	2026 Guidance Ranges
	Low	High
Diluted earnings per common share	$0.39	$0.41
Real estate related depreciation and amortization	1.70	1.70
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.04	0.04
Noncontrolling interests' share of real estate related depreciation and amortization	(0.11)	(0.11)
Loss (gain) on sales of depreciable real estate, net	(0.09)	(0.09)
Loss (gain) upon change of control, net	(0.20)	(0.20)
Taxes associated with real estate dispositions	(0.01)	(0.01)
Diluted Nareit FFO per common share	$1.72	$1.74

Transaction, merger, and restructuring-related costs	$0.06	$0.06
Other impairments (recoveries) and other losses (gains), net	(0.01)	(0.01)
Recognition (reversal) of valuation allowance on deferred tax assets	0.00	0.00
Casualty-related charges (recoveries), net	(0.01)	(0.01)
Diluted FFO as Adjusted per common share	$1.76	$1.78
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of November 2, 2026 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on November 2, 2026. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

8

Reconciliations

Enterprise Gross Assets
In thousands

September 30, 2026
Consolidated total assets(1)	$22,411,975
Investments in and advances to unconsolidated joint ventures	(466,114)
Accumulated depreciation and amortization of real estate	4,708,201
Accumulated amortization of real estate intangibles	560,859
Accumulated depreciation and amortization of real estate assets held for sale	42,113
Consolidated Gross Assets	$27,257,034
Healthpeak's share of unconsolidated joint venture gross assets	798,457
Enterprise Gross Assets	$28,055,491
______________________________________
(1)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of September 30, 2026 presented on page 7 within the Earnings Release and Supplemental Report for the quarter ended September 30, 2026.

9

Reconciliations

Segment Portfolio NOI and Adjusted NOI Reconciliation
In thousands

For the three months ended September 30, 2026

	Outpatient Medical	Lab	Senior Housing	Other	Total
Rental and related revenues	$314,752	$223,870	$—	$6,768	$545,390
Resident fees and services	—	—	268,300	—	268,300
Operating expenses	(106,999)	(75,058)	(193,419)	(3,915)	(379,391)
Healthpeak’s share of unconsolidated joint venture NOI	5,652	5,865	—	—	11,517
Noncontrolling interests’ share of consolidated joint venture NOI	(20,700)	—	(21,723)	—	(42,423)
NOI	$192,705	$154,677	$53,158	$2,853	$403,393
Termination fees, straight-line rent, and other income	(8,433)	(13,809)	497	(334)	(22,079)
Adjusted NOI	$184,272	$140,868	$53,655	$2,519	$381,314

10

Reconciliations

Revenues
In thousands

	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Outpatient Medical	$326,561	$329,086	$318,217	$310,670	$314,752
Lab	213,325	219,943	212,812	216,112	223,870
Senior Housing	150,458	155,749	200,345	216,456	268,300
Other	14,092	13,453	20,615	27,463	13,345
Corporate Non-segment	1,437	1,171	963	878	625
Total revenues	$705,873	$719,402	$752,952	$771,579	$820,892
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
Senior Housing	—	—	—	—	—
Other	(14,092)	(13,453)	(13,208)	(20,891)	(6,577)
Corporate Non-segment	(1,437)	(1,171)	(963)	(878)	(625)
Less: Interest income and other	$(15,529)	$(14,624)	$(14,171)	$(21,769)	$(7,202)
Outpatient Medical	7,327	7,597	7,953	9,017	8,705
Lab	6,834	8,311	7,565	7,888	8,275
Senior Housing	—	—	3,011	—	—
Other	22,494	22,025	—	—	—
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$36,655	$37,933	$18,529	$16,905	$16,980
Outpatient Medical	(10,334)	(10,755)	(11,342)	(10,161)	(31,443)
Lab	—	(137)	(139)	—	—
Senior Housing	—	—	(3,810)	(44,707)	(77,767)
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(10,334)	$(10,892)	$(15,291)	$(54,868)	$(109,210)
Outpatient Medical	(12,021)	(12,260)	(12,297)	(10,619)	(10,108)
Lab	(15,312)	(21,386)	(8,943)	(11,083)	(12,930)
Senior Housing	—	—	—	—	—
Other	(15)	(38)	(140)	(282)	(306)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to real estate revenues	$(27,348)	$(33,684)	$(21,380)	$(21,984)	$(23,344)
Outpatient Medical	311,532	313,667	302,531	298,907	281,906
Lab	204,847	206,730	211,295	212,917	219,215
Senior Housing	150,458	155,749	199,546	171,749	190,533
Other	22,479	21,987	7,267	6,290	6,462
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Real Estate Revenues	$689,316	$698,133	$720,639	$689,863	$698,116

Continued

11

Reconciliations

Revenues
In thousands

	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Outpatient Medical	$(52,288)	$(53,575)	$(41,668)	$(37,577)	$(17,620)
Lab	(39,829)	(37,214)	(49,204)	(50,368)	(53,442)
Senior Housing	(46,341)	(47,971)	(88,605)	(60,127)	(76,212)
Other	(22,479)	(21,987)	(7,267)	(6,290)	(6,462)
Corporate Non-segment	—	—	—	—	—
Non-SS Cash Real Estate Revenues	$(160,937)	$(160,747)	$(186,744)	$(154,362)	$(153,736)
Outpatient Medical	259,244	260,092	260,863	261,330	264,286
Lab	165,018	169,516	162,091	162,549	165,773
Senior Housing	104,117	107,778	110,941	111,622	114,321
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
SS Cash Real Estate Revenues	$528,379	$537,386	$533,895	$535,501	$544,380

12

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Outpatient Medical	$113,660	$111,834	$106,264	$103,476	$107,000
Lab	64,352	63,783	68,882	67,521	75,058
Senior Housing	113,910	112,236	144,598	158,786	193,419
Other	—	—	4,117	3,340	3,914
Corporate Non-segment	—	—	—	—	—
Operating expenses	$291,922	$287,853	$323,861	$333,123	$379,391
Outpatient Medical	2,887	2,796	3,365	3,180	3,053
Lab	2,229	2,486	1,328	1,878	2,410
Senior Housing	—	—	2,263	—	—
Other	16,855	16,751	—	—	—
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture operating expenses	$21,971	$22,033	$6,956	$5,058	$5,463
Outpatient Medical	(3,765)	(3,921)	(3,647)	(3,717)	(10,743)
Lab	—	(99)	(85)	—	—
Senior Housing	—	—	(2,741)	(32,888)	(56,044)
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture operating expenses	$(3,765)	$(4,020)	$(6,473)	$(36,605)	$(66,787)
Outpatient Medical	(1,663)	(1,470)	(1,828)	(2,037)	(1,676)
Lab	208	260	151	904	879
Senior Housing	—	1,647	—	—	(497)
Other	7	(122)	28	28	29
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to operating expenses	$(1,448)	$315	$(1,649)	$(1,105)	$(1,265)
Outpatient Medical	111,118	109,238	104,154	100,902	97,634
Lab	66,789	66,430	70,276	70,303	78,347
Senior Housing	113,910	113,884	144,120	125,898	136,878
Other	16,862	16,629	4,145	3,368	3,943
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Operating Expenses	$308,679	$306,181	$322,695	$300,471	$316,802

Continued

13

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Outpatient Medical	$(19,891)	$(19,717)	$(14,679)	$(13,047)	$(6,590)
Lab	(16,211)	(16,233)	(21,716)	(23,040)	(26,165)
Senior Housing	(35,112)	(35,330)	(63,636)	(44,489)	(54,428)
Other	(16,862)	(16,629)	(4,145)	(3,368)	(3,943)
Corporate Non-segment	—	—	—	—	—
Non-SS Cash Operating Expenses	$(88,076)	$(87,909)	$(104,176)	$(83,944)	$(91,126)
Outpatient Medical	91,227	89,521	89,475	87,855	91,044
Lab	50,578	50,197	48,560	47,263	52,182
Senior Housing	78,798	78,554	80,484	81,409	82,450
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
SS Cash Operating Expenses	$220,603	$218,272	$218,519	$216,527	$225,676

14

Reconciliations

Revenues	Operating Expenses
In thousands

Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2026
Outpatient Medical	$943,640	Outpatient Medical	$316,740
Lab	652,793	Lab	211,461
Senior Housing	685,101	Senior Housing	496,803
Other	61,423	Other	11,371
Corporate Non-segment	2,466	Corporate Non-segment	—
Total revenues	$2,345,423	Operating expenses	$1,036,375
Outpatient Medical	—	Outpatient Medical	9,598
Lab	—	Lab	5,615
Senior Housing	—	Senior Housing	2,263
Other	(40,676)	Other	—
Corporate Non-segment	(2,466)	Corporate Non-segment	—
Less: Interest income and other	$(43,142)	Healthpeak's share of unconsolidated joint venture operating expenses	$17,476
Outpatient Medical	25,676	Outpatient Medical	(18,107)
Lab	23,728	Lab	(85)
Senior Housing	3,011	Senior Housing	(91,674)
Other	—	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$52,415	Noncontrolling interests' share of consolidated joint venture operating expenses	$(109,866)
Outpatient Medical	(52,947)	Outpatient Medical	(5,540)
Lab	(139)	Lab	1,935
Senior Housing	(126,285)	Senior Housing	(497)
Other	—	Other	85
Corporate Non-segment	—	Corporate Non-segment	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(179,371)	Non-cash adjustments to operating expenses	$(4,017)
Outpatient Medical	(33,024)	Outpatient Medical	302,691
Lab	(32,955)	Lab	218,926
Senior Housing	—	Senior Housing	406,895
Other	(728)	Other	11,456
Corporate Non-segment	—	Corporate Non-segment	—
Non-cash adjustments to real estate revenues	$(66,707)	Portfolio Cash Operating Expenses	$939,968
Outpatient Medical	883,345	Outpatient Medical	(35,401)
Lab	643,427	Lab	(72,191)
Senior Housing	561,827	Senior Housing	(162,553)
Other	20,019	Other	(11,456)
Corporate Non-segment	—	Corporate Non-segment	—
Portfolio Cash Real Estate Revenues	$2,108,618	Non-SS Cash Operating Expenses	$(281,601)
Continued

15

Reconciliations

Revenues	Operating Expenses
In thousands

Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2026
Outpatient Medical	(100,161)	Outpatient Medical	267,290
Lab	(157,876)	Lab	146,735
Senior Housing	(224,944)	Senior Housing	244,342
Other	(20,019)	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Non-SS Cash Real Estate Revenues	$(503,000)	SS Cash Operating Expenses	$658,367
Outpatient Medical	783,184
Lab	485,551
Senior Housing	336,883
Other	—
Corporate Non-segment	—
SS Cash Real Estate Revenues	$1,605,618

16

Reconciliations

Revenues	Operating Expenses
In thousands

Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2025
Outpatient Medical	$967,591	Outpatient Medical	$324,216
Lab	640,123	Lab	181,412
Senior Housing	448,240	Senior Housing	335,618
Other	42,712	Other	—
Corporate Non-segment	4,444	Corporate Non-segment	—
Total revenues	$2,103,110	Operating expenses	$841,246
Outpatient Medical	—	Outpatient Medical	8,576
Lab	—	Lab	5,793
Senior Housing	—	Senior Housing	—
Other	(42,712)	Other	49,620
Corporate Non-segment	(4,444)	Corporate Non-segment	—
Less: Interest income and other	$(47,156)	Healthpeak's share of unconsolidated joint venture operating expenses	$63,989
Outpatient Medical	21,769	Outpatient Medical	(9,344)
Lab	16,992	Lab	—
Senior Housing	—	Senior Housing	—
Other	67,414	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$106,175	Noncontrolling interests' share of consolidated joint venture operating expenses	$(9,344)
Outpatient Medical	(30,327)	Outpatient Medical	(4,666)
Lab	—	Lab	774
Senior Housing	—	Senior Housing	844
Other	—	Other	99
Corporate Non-segment	—	Corporate Non-segment	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(30,327)	Non-cash adjustments to operating expenses	$(2,949)
Outpatient Medical	(37,919)	Outpatient Medical	318,782
Lab	(42,070)	Lab	187,979
Senior Housing	—	Senior Housing	336,462
Other	44	Other	49,719
Corporate Non-segment	—	Corporate Non-segment	—
Non-cash adjustments to real estate revenues	$(79,945)	Portfolio Cash Operating Expenses	$892,942
Outpatient Medical	921,114	Outpatient Medical	(58,615)
Lab	615,045	Lab	(45,566)
Senior Housing	448,240	Senior Housing	(103,709)
Other	67,458	Other	(49,719)
Corporate Non-segment	—	Corporate Non-segment	—
Portfolio Cash Real Estate Revenues	$2,051,857	Non-SS Cash Operating Expenses	$(257,609)
Continued

17

Reconciliations

Revenues	Operating Expenses
In thousands

Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2025
Outpatient Medical	(158,828)	Outpatient Medical	260,167
Lab	(119,978)	Lab	142,413
Senior Housing	(138,058)	Senior Housing	232,753
Other	(67,458)	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Non-SS Cash Real Estate Revenues	$(484,322)	SS Cash Operating Expenses	$635,333
Outpatient Medical	762,286
Lab	495,067
Senior Housing	310,182
Other	—
Corporate Non-segment	—
SS Cash Real Estate Revenues	$1,567,535

18

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

Total Portfolio	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income (loss)	$(109,848)	$121,792	$199,656	$63,241	$36,687
Interest income and other	(15,529)	(14,624)	(14,171)	(21,769)	(7,202)
Interest expense	76,784	80,638	87,292	92,280	83,899
Depreciation and amortization	262,317	262,086	289,734	283,390	298,923
General and administrative	19,907	23,627	24,591	22,517	23,589
Transaction costs	2,420	7,351	24,149	9,172	9,738
Impairments and loan loss reserves (recoveries), net	(54)	(776)	(2,275)	(1,479)	(210)
(Gain) loss on sales of real estate, net	(11,500)	(56,352)	(50,669)	(9,988)	—
(Gain) loss on debt extinguishments	—	—	403	—	—
Other (income) expense, net	(1,160)	(10,137)	(139,779)	(16,766)	(8,670)
Income tax (benefit) expense	(1,206)	6,027	254	(1,402)	1,287
Equity (income) loss from unconsolidated joint ventures	176,291	(2,707)	(4,265)	(2,509)	(3,742)
Healthpeak's share of unconsolidated joint venture NOI	14,684	15,900	11,573	11,847	11,517
Noncontrolling interests' share of consolidated joint venture NOI	(6,569)	(6,872)	(8,818)	(18,263)	(42,423)
NOI	$406,537	$425,953	$417,675	$410,271	$403,393
Adjustments to NOI(1)	(25,900)	(34,001)	(19,731)	(20,879)	(22,079)
Portfolio Adjusted NOI	$380,637	$391,952	$397,944	$389,392	$381,314
Non-SS Adjusted NOI	(72,861)	(72,838)	(82,568)	(70,418)	(62,610)
SS Adjusted NOI	$307,776	$319,114	$315,376	$318,974	$318,704

Outpatient Medical	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income (loss)	$64,948	$116,100	$161,675	$72,906	$76,783
Interest expense	3,571	3,457	3,290	3,637	1,561
Depreciation and amortization	154,485	152,814	143,439	133,831	127,981
Transaction costs	298	377	262	89	71
(Gain) loss on sales of real estate, net	(11,500)	(56,352)	(7,004)	(6,129)	—
Other (income) expense, net	(1,350)	(1,390)	(92,037)	(179)	(10)
Equity (income) loss from unconsolidated joint ventures	2,449	2,246	2,328	3,039	1,366
Healthpeak's share of unconsolidated joint venture NOI	4,440	4,801	4,588	5,837	5,652
Noncontrolling interests' share of consolidated joint venture NOI	(6,569)	(6,834)	(7,695)	(6,444)	(20,700)
NOI	$210,772	$215,219	$208,846	$206,587	$192,704
Adjustments to NOI(1)	(10,358)	(10,790)	(10,469)	(8,582)	(8,432)
Portfolio Adjusted NOI	$200,414	$204,429	$198,377	$198,005	$184,272
Non-SS Adjusted NOI	(32,397)	(33,858)	(26,989)	(24,530)	(11,030)
SS Adjusted NOI	$168,017	$170,571	$171,388	$173,475	$173,242

Continued

19

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

Lab	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income (loss)	$(104,187)	$80,964	$101,664	$63,145	$63,845
Depreciation and amortization	76,946	77,792	90,821	89,079	88,238
Transaction costs	232	206	—	123	104
(Gain) loss on sales of real estate, net	—	—	(43,665)	25	—
Other (income) expense, net	(138)	(26)	(22)	86	(18)
Equity (income) loss from unconsolidated joint ventures	176,120	(2,777)	(4,868)	(3,867)	(3,357)
Healthpeak's share of unconsolidated joint venture NOI	4,605	5,825	6,237	6,010	5,865
Noncontrolling interests' share of consolidated joint venture NOI	—	(38)	(54)	—	—
NOI	$153,578	$161,946	$150,113	$154,601	$154,677
Adjustments to NOI(1)	(15,520)	(21,646)	(9,094)	(11,987)	(13,809)
Portfolio Adjusted NOI	$138,058	$140,300	$141,019	$142,614	$140,868
Non-SS Adjusted NOI	(23,618)	(20,981)	(27,488)	(27,328)	(27,277)
SS Adjusted NOI	$114,440	$119,319	$113,531	$115,286	$113,591

Senior Housing	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income (loss)	$4,439	$18,491	$27,874	$14,858	$(5,608)
Interest expense	951	950	351	350	486
Depreciation and amortization	30,886	31,480	51,398	56,473	78,682
General and administrative	—	—	3,286	3,806	5,306
Transaction costs	—	(229)	18,510	4,278	3,400
(Gain) loss on debt extinguishments	—	—	403	—	—
(Gain) loss on sales of real estate, net	—	—	—	(3,884)	—
Other (income) expense, net	272	(7,178)	(47,086)	(16,465)	(8,276)
Income tax (benefit) expense	—	—	1,122	(1,746)	891
Equity (income) loss from unconsolidated joint ventures	—	—	(111)	—	—
Healthpeak's share of unconsolidated joint venture NOI	—	—	748	—	—
Noncontrolling interests' share of consolidated joint venture NOI	—	—	(1,069)	(11,819)	(21,723)
NOI	$36,548	$43,514	$55,426	$45,851	$53,158
Adjustments to NOI(1)	—	(1,649)	—	—	497
Portfolio Adjusted NOI	$36,548	$41,865	$55,426	$45,851	$53,655
Non-SS Adjusted NOI	(11,229)	(12,641)	(24,969)	(15,638)	(21,784)
SS Adjusted NOI	$25,319	$29,224	$30,457	$30,213	$31,871

Continued

20

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

Other	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income (loss)	$15,983	$15,663	$16,194	$23,276	$7,370
Interest income and other	(14,092)	(13,453)	(13,208)	(20,891)	(6,577)
Depreciation and amortization	—	—	4,076	4,007	4,022
Transaction costs	(5)	47	(10)	—	—
Impairments and loan loss reserves (recoveries), net	(54)	(776)	(2,275)	(1,479)	(210)
Other (income) expense, net	446	695	127	—	—
Equity (income) loss from unconsolidated joint ventures	(2,278)	(2,176)	(1,614)	(1,681)	(1,751)
Healthpeak's share of unconsolidated joint venture NOI	5,639	5,274	—	—	—
NOI	$5,639	$5,274	$3,290	$3,232	$2,854
Adjustments to NOI(1)	(22)	84	(168)	(310)	(335)
Portfolio Adjusted NOI	$5,617	$5,358	$3,122	$2,922	$2,519
Non-SS Adjusted NOI	(5,617)	(5,358)	(3,122)	(2,922)	(2,519)
SS Adjusted NOI	$—	$—	$—	$—	$—

Corporate Non-Segment	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income (loss)	$(91,031)	$(109,426)	$(107,751)	$(110,944)	$(105,703)
Interest income and other	(1,437)	(1,171)	(963)	(878)	(625)
Interest expense	72,262	76,231	83,651	88,293	81,852
General and administrative	19,907	23,627	21,305	18,711	18,283
Transaction costs	1,895	6,950	5,387	4,682	6,163
Other (income) expense, net	(390)	(2,238)	(761)	(208)	(366)
Income tax (benefit) expense	(1,206)	6,027	(868)	344	396
SS Adjusted NOI	$—	$—	$—	$—	$—
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported.

21

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

For the nine months ended September 30, 2026

	Outpatient Medical	Lab	Senior Housing	Other	Corporate Non-segment	Total
Net income (loss)	$311,365	$228,653	$37,124	$46,840	$(324,398)	$299,584
Interest income and other	—	—	—	(40,676)	(2,466)	(43,142)
Interest expense	8,488	—	1,187	—	253,796	263,471
Depreciation and amortization	405,251	268,138	186,553	12,105	—	872,047
General and administrative	—	—	12,398	—	58,299	70,697
Transaction costs	422	227	26,188	(10)	16,232	43,059
Impairments and loan loss reserves (recoveries), net	—	—	—	(3,964)	—	(3,964)
(Gain) loss on sales of real estate, net	(13,133)	(43,640)	(3,884)	—	—	(60,657)
Loss (gain) on debt extinguishments	—	—	403	—	—	403
Other (income) expense, net	(92,226)	46	(71,827)	127	(1,335)	(165,215)
Income tax (benefit) expense	—	—	267	—	(128)	139
Equity (income) loss from unconsolidated joint ventures	6,733	(12,092)	(111)	(5,046)	—	(10,516)
Healthpeak's share of unconsolidated joint venture NOI	16,078	18,113	748	—	—	34,939
Noncontrolling interests' share of consolidated joint venture NOI	(34,840)	(54)	(34,611)	—	—	(69,505)
NOI	$608,138	$459,391	$154,435	$9,376	$—	$1,231,340
Adjustments to NOI(1)	(27,484)	(34,890)	497	(813)	—	(62,690)
Portfolio Adjusted NOI	$580,654	$424,501	$154,932	$8,563	$—	$1,168,650
Non-SS Adjusted NOI	(64,760)	(85,685)	(62,391)	(8,563)	—	(221,399)
SS Adjusted NOI	$515,894	$338,816	$92,541	$—	$—	$947,251
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported.

22

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

For the nine months ended September 30, 2025

	Outpatient Medical	Lab	Senior Housing	Other	Corporate Non-segment	Total
Net income (loss)	$170,559	$50,543	$3,064	$45,894	$(290,825)	$(20,765)
Interest income and other	—	—	—	(42,712)	(4,444)	(47,156)
Interest expense	10,620	—	2,848	—	211,072	224,540
Depreciation and amortization	468,330	233,572	94,877	—	—	796,779
General and administrative	—	—	—	—	66,789	66,789
Transaction costs	558	864	229	821	15,697	18,169
Impairments and loan loss reserves (recoveries), net	—	—	—	(117)	—	(117)
(Gain) loss on sales of real estate, net	(14,432)	—	—	1,296	—	(13,136)
Other (income) expense, net	(747)	(171)	11,604	517	(1,545)	9,658
Income tax (benefit) expense	—	—	—	—	3,256	3,256
Equity (income) loss from unconsolidated joint ventures	8,487	173,903	—	(5,699)	—	176,691
Healthpeak's share of unconsolidated joint venture NOI	13,193	11,199	—	17,794	—	42,186
Noncontrolling interests' share of consolidated joint venture NOI	(20,983)	—	—	—	—	(20,983)
NOI	$635,585	$469,910	$112,622	$17,794	$—	$1,235,911
Adjustments to NOI(1)	(33,253)	(42,844)	(844)	(55)	—	(76,996)
Portfolio Adjusted NOI	$602,332	$427,066	$111,778	$17,739	$—	$1,158,915
Non-SS Adjusted NOI	(100,213)	(74,412)	(34,349)	(17,739)	—	(226,713)
SS Adjusted NOI	$502,119	$352,654	$77,429	$—	$—	$932,202
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported.

23

Reconciliations

Property Count Reconciliations

As of September 30, 2026
	Property Count Reconciliation
	Outpatient Medical	Lab	Senior Housing	Other	Total
Prior Quarter Total Property Count	501	141	41	3	686
Acquisitions(1)	4	2	33	—	39
New Developments	1	—	—	—	1
Current Quarter Total Property Count	506	143	74	3	726
Recent acquisitions	(8)	(8)	(41)	—	(57)
Assets in Development	(6)	(2)	—	—	(8)
Recently completed Developments	(1)	(2)	—	—	(3)
Assets in Redevelopment	(5)	(17)	—	—	(22)
Recently completed Redevelopments	(1)	(7)	—	—	(8)
Assets held for sale	(3)	(2)	—	—	(5)
Other exclusions	—	—	—	(3)	(3)
Operator transition	—	—	(18)	—	(18)
Significant tenant relocation	—	(2)	—	—	(2)
Three-Month SS Property Count	482	103	15	—	600
Recent acquisitions	(3)	—	—	—	(3)
Recently completed Redevelopments	—	(1)	—	—	(1)
Prior Development/Redevelopment	(1)	(2)	—	—	(3)
Nine-Month SS Property Count	478	100	15	—	593

	Sequential SS
	Outpatient Medical	Lab	Senior Housing	Other	Total
Prior Quarter Three-Month SS Property Count	484	101	15	—	600
Assets in Redevelopment	(1)	—	—	—	(1)
Prior Development/Redevelopment	1	2	—	—	3
Assets held for sale	(2)	—	—	—	(2)
Current Quarter Three-Month SS Property Count	482	103	15	—	600

______________________________________
(1)The four Outpatient Medical acquisitions represent properties acquired by an existing unconsolidated joint venture, in which the Company holds a 46% ownership interest.

24

Reconciliations

Common Stock and Equivalents
In thousands

		Weighted Average Shares			Weighted Average Shares
		Three Months Ended September 30, 2026			Nine Months Ended September 30, 2026
	Shares Outstanding September 30, 2026	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted
Common stock	689,536	689,509	689,509	689,509	691,498	691,498	691,498
Common stock equivalent securities(1):
Restricted stock units	575	—	—	—	2	2	2
OP units	6,070	—	1,140	1,140	281	1,127	1,127
Convertible partnership units	13,312	—	13,331	13,331	—	13,353	13,353
Total common stock and equivalents	709,493	689,509	703,980	703,980	691,781	705,980	705,980
______________________________________
(1)The weighted average shares for the three and nine months ended September 30, 2026 represent the current dilutive impact, using the treasury stock method, of approximately 1 million restricted stock units, 6.1 million OP Units, and 13.3 million DownREIT convertible partnership units.

25

Reconciliations

Net Income to Adjusted EBITDAre
In thousands

Three Months Ended September 30, 2026
Net income (loss)	$36,687
Interest expense	83,899
Income tax expense (benefit)	1,287
Depreciation and amortization	298,923
Other depreciation and amortization	831
Share of unconsolidated JV:
Interest expense	3,177
Income tax expense (benefit)	(1)
Depreciation and amortization	7,564
EBITDAre	$432,367
Transaction, merger, and restructuring-related costs	9,738
Other impairments (recoveries) and other losses (gains)	(210)
Casualty-related charges (recoveries)	(252)
Non-refundable entrance fee sales in excess of (less than) the related GAAP amortization	16,710
Stock-based compensation amortization expense	4,412
Impact of transactions closed during the period(1)	10,096
Adjusted EBITDAre	$472,861
Impact of transactions closed during the period(1)	(10,096)
Fixed Charge Coverage Adjusted EBITDAre(2)	$462,765

Adjusted Fixed Charge Coverage
In thousands

Three Months Ended September 30, 2026
Interest expense, including unconsolidated JV interest expense at share	$87,076
Capitalized interest, including unconsolidated JV capitalized interest at share	17,696
Fixed Charges	$104,772

Adjusted Fixed Charge Coverage(2)	4.4x
  ______________________________________
(1)Adjustment reflects the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period.
(2)Fixed Charge Coverage Adjusted EBITDAre is utilized in the calculation of Adjusted Fixed Charge Coverage and excludes the impact of transactions that occurred during the period for consistency with the calculation of Fixed Charges.

26

Reconciliations

Enterprise Debt and Net Debt
In thousands

September 30, 2026
Bank line of credit and commercial paper	$1,489,500
Term loans	1,646,725
Senior unsecured notes	6,142,101
Mortgage debt	104,019
Consolidated Debt	$9,382,345
Share of unconsolidated JV mortgage debt	221,768
Enterprise Debt	$9,604,113
Cash and cash equivalents	(514,310)
Share of unconsolidated JV cash and cash equivalents	(17,443)
Restricted cash	(91,512)
Share of unconsolidated JV restricted cash	(1,809)
Net Debt	$8,979,039

Financial Leverage
In thousands

September 30, 2026
Enterprise Debt	$9,604,113
Enterprise Gross Assets	28,055,491
Financial Leverage	34.2%

Secured Debt Ratio
In thousands

September 30, 2026
Mortgage debt	$104,019
Share of unconsolidated JV mortgage debt	221,768
Enterprise Secured Debt	$325,787
Enterprise Gross Assets	$28,055,491
Secured Debt Ratio	1.2%

Net Debt to Adjusted EBITDAre
In thousands

Three Months Ended September 30, 2026
Net Debt	$8,979,039
Annualized Adjusted EBITDAre(1)	1,891,444
Net Debt to Adjusted EBITDAre	4.7x
  ______________________________________
(1)Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

27

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Equity income (loss) from unconsolidated joint ventures	$(176,291)	$2,707	$4,265	$2,509	$3,742
Depreciation and amortization	12,574	12,806	7,212	7,644	7,564
General and administrative	340	425	399	239	291
Loss (gain) on sales of real estate, net	—	—	—	1,793	—
Other (income) expense, net	66	92	(325)	(351)	(88)
Income tax (benefit) expense	155	(130)	22	13	8
Impairments (recoveries) of real estate, net	177,840	—	—	—	—
Healthpeak's share of unconsolidated joint venture NOI	$14,684	$15,900	$11,573	$11,847	$11,517

Outpatient Medical	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Equity income (loss) from unconsolidated joint ventures	$(2,449)	$(2,246)	$(2,328)	$(3,039)	$(1,366)
Depreciation and amortization	3,859	3,813	4,056	4,278	4,199
General and administrative	22	166	157	57	56
Loss (gain) on sales of real estate, net	—	—	—	1,793	—
Other (income) expense, net	2,999	3,059	2,702	2,735	2,755
Income tax (benefit) expense	9	9	1	13	8
Healthpeak's share of unconsolidated joint venture NOI	$4,440	$4,801	$4,588	$5,837	$5,652

Lab	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Equity income (loss) from unconsolidated joint ventures	$(176,120)	$2,777	$4,868	$3,867	$3,357
Depreciation and amortization	3,943	4,172	2,554	3,366	3,365
General and administrative	272	241	225	182	235
Other (income) expense, net	(1,330)	(1,365)	(1,410)	(1,405)	(1,092)
Impairments (recoveries) of real estate, net	177,840	—	—	—	—
Healthpeak's share of unconsolidated joint venture NOI	$4,605	$5,825	$6,237	$6,010	$5,865

Senior Housing	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Equity income (loss) from unconsolidated joint ventures	$—	$—	$111	$—	$—
Depreciation and amortization	—	—	602	—	—
General and administrative	—	—	17	—	—
Other (income) expense, net	—	—	(3)	—	—
Income tax (benefit) expense	—	—	21	—	—
Healthpeak's share of unconsolidated joint venture NOI	$—	$—	$748	$—	$—

Continued

28

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Other	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Equity income (loss) from unconsolidated joint ventures	$2,278	$2,176	$1,614	$1,681	$1,751
Depreciation and amortization	4,772	4,821	—	—	—
General and administrative	46	18	—	—	—
Other (income) expense, net	(1,603)	(1,602)	(1,614)	(1,681)	(1,751)
Income tax (benefit) expense	146	(139)	—	—	—
Healthpeak's share of unconsolidated joint venture NOI	$5,639	$5,274	$—	$—	$—

29

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

For the nine months ended September 30, 2026

	Outpatient Medical	Lab	Senior Housing	Other	Total
Equity income (loss) from unconsolidated joint ventures	$(6,733)	$12,092	$111	$5,046	$10,516
Depreciation and amortization	12,533	9,285	602	—	22,420
General and administrative	271	642	17	—	930
Loss (gain) on sales of real estate, net	1,793	—	—	—	1,793
Other (income) expense, net	8,192	(3,906)	(3)	(5,046)	(763)
Income tax (benefit) expense	22	—	21	—	43
Healthpeak's share of unconsolidated joint venture NOI	$16,078	$18,113	$748	$—	$34,939

For the nine months ended September 30, 2025

	Outpatient Medical	Lab	Senior Housing	Other	Total
Equity income (loss) from unconsolidated joint ventures	$(8,487)	$(173,903)	$—	$5,699	$(176,691)
Depreciation and amortization	12,026	11,003	—	14,275	37,304
General and administrative	278	672	—	92	1,042
Other (income) expense, net	9,370	(4,413)	—	(2,941)	2,016
Income tax (benefit) expense	6	—	—	669	675
Impairments (recoveries) of real estate, net	—	177,840	—	—	177,840
Healthpeak's share of unconsolidated joint venture NOI	$13,193	$11,199	$—	$17,794	$42,186

30

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$7,274	$7,824	$6,023	$10,423	$19,424
Loss (gain) on sales of real estate, net	—	—	—	(973)	—
Depreciation and amortization	3,721	3,731	4,627	15,327	26,743
Other (income) expense, net	340	121	3,001	(2,334)	(298)
Dividends attributable to noncontrolling interest and other	(4,766)	(4,804)	(4,833)	(4,180)	(3,446)
Noncontrolling interests' share of consolidated joint venture NOI	$6,569	$6,872	$8,818	$18,263	$42,423

Outpatient Medical	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$5,848	$6,322	$6,715	$5,691	$19,868
Depreciation and amortization	3,721	3,731	3,790	3,709	3,766
Other (income) expense, net	340	121	524	377	389
Dividends attributable to noncontrolling interest and other	(3,340)	(3,340)	(3,334)	(3,333)	(3,323)
Noncontrolling interests' share of consolidated joint venture NOI	$6,569	$6,834	$7,695	$6,444	$20,700

Lab	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$898	$966	$854	$928	$898
Depreciation and amortization	—	—	98	—	—
Dividends attributable to noncontrolling interest and other	(898)	(928)	(898)	(928)	(898)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$38	$54	$—	$—

Senior Housing	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$—	$—	$(2,192)	$3,244	$(1,872)
Loss (gain) on sales of real estate, net	—	—	—	(973)	—
Depreciation and amortization	—	—	739	11,618	22,977
Other (income) expense, net	—	—	2,477	(2,711)	(687)
Dividends attributable to noncontrolling interest and other	—	—	45	641	1,305
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$1,069	$11,819	$21,723

Continued

31

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Corporate Non-Segment	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$528	$536	$646	$560	$530
Dividends attributable to noncontrolling interest and other	(528)	(536)	(646)	(560)	(530)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$—

32

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

For the nine months ended September 30, 2026

	Outpatient Medical	Lab	Senior Housing	Corporate Non-segment	Total
Income (loss) from continuing operations attributable to noncontrolling interest	$32,274	$2,680	$(820)	$1,736	$35,870
Loss (gain) on sales of real estate, net	—	—	(973)	—	(973)
Depreciation and amortization	11,266	98	35,334	—	46,698
Other (income) expense, net	1,290	—	(921)	—	369
Dividends attributable to noncontrolling interest and other	(9,990)	(2,724)	1,991	(1,736)	(12,459)
Noncontrolling interests' share of consolidated joint venture NOI	$34,840	$54	$34,611	$—	$69,505

For the nine months ended September 30, 2025

	Outpatient Medical	Lab	Senior Housing	Corporate Non-segment	Total
Income (loss) from continuing operations attributable to noncontrolling interest	$17,534	$2,724	$—	$1,598	$21,856
Depreciation and amortization	12,424	—	—	—	12,424
Other (income) expense, net	1,086	—	—	—	1,086
Dividends attributable to noncontrolling interest and other	(10,061)	(2,724)	—	(1,598)	(14,383)
Noncontrolling interests' share of consolidated joint venture NOI	$20,983	$—	$—	$—	$20,983

33

Reconciliations

RevPOR Senior Housing(1)
In thousands, except per month data

	Three Months Ended
RevPOR Senior Housing	September 30, 2025	September 30, 2026
Portfolio Cash Real Estate Revenues(2)	$172,937	$190,533
Other adjustments to RevPOR Senior Housing	—	48,075
RevPOR Senior Housing revenues	$172,937	$238,608

Average occupied units/month	7,597	10,718
RevPOR Senior Housing per month(3)	$7,588	$7,421

	Three Months Ended
Same-Store RevPOR Senior Housing	September 30, 2025	September 30, 2026
SS Cash Real Estate Revenues(2)	$104,117	$114,321
Other adjustments to RevPOR Senior Housing	46,340	50,882
SS RevPOR Senior Housing revenues	$150,457	$165,203

Average occupied units/month	6,121	6,311
RevPOR Senior Housing per month(3)	$8,193	$8,726

_____________________________________
(1)May not foot due to rounding.
(2)See pages 11 and 12 of this document for a reconciliation of Portfolio Cash Real Estate Revenues and SS Cash Real Estate Revenues.
(3)Represents the quarter RevPOR divided by a factor of three.

34

Reconciliations

RevPOR Senior Housing(1)
In thousands, except per month data

	Nine Months Ended
RevPOR Senior Housing	September 30, 2025	September 30, 2026
Portfolio Cash Real Estate Revenues(2)	$515,698	$561,827
Other adjustments to RevPOR Senior Housing	—	32,282
RevPOR Senior Housing revenues	$515,698	$594,109

Average occupied units/month	7,555	8,688
RevPOR Senior Housing per month(3)	$7,584	$7,598

	Nine Months Ended
Same-Store RevPOR Senior Housing	September 30, 2025	September 30, 2026
SS Cash Real Estate Revenues(2)	$310,182	$336,883
Other adjustments to RevPOR Senior Housing	138,058	149,942
SS RevPOR Senior Housing revenues	$448,240	$486,825

Average occupied units/month	6,093	6,275
RevPOR Senior Housing per month(3)	$8,173	$8,620

_____________________________________
(1)May not foot due to rounding.
(2)See pages 15 through 18 of this document for a reconciliation of Portfolio Cash Real Estate Revenues and SS Cash Real Estate Revenues for the nine months ended September 30, 2026 and 2025.
(3)Represents the nine months RevPOR divided by a factor of nine.

35

FORWARD-LOOKING STATEMENTS

This Discussion and Reconciliation of Non-GAAP Financial Measures may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect our financial or operating results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “projects,” “forecasts,” “will,” “may,” “potential,” “can,” “could,” “should,” “pro forma,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about our business outlook, 2026 guidance information, current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, financing activity, leasing activity and commitments, financing activities, other transactions, financial and operating results, plans, objectives, expectations, and intentions. All statements that address operating performance, events, or developments that Healthpeak expects or anticipates will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. As more fully set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), these forward-looking statements could be affected by factors including, without limitation, risks associated with: changes to regulatory, funding, staffing, trade, and other policies and actions by the U.S. political administration; macroeconomic trends that may increase borrowing, construction, labor and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; the failure of our tenants and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate and/or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and changing requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, and health and safety measures intended to reduce their spread; our past participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; laws or regulations prohibiting eviction of our tenants; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased interest rates and borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the initial public offering of Janus Living may not achieve the intended benefits; our economic exposure to shifts in the price of Janus Living common stock and our ability to control the assets and activities of Janus Living; potential conflicts of interest in our relationship with Janus Living; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our SEC filings. In addition, due to our ownership interest in Janus Living and the consolidation of its operations in our financial statements, we are also subject to the risks and uncertainties described from time to time in filings by Janus Living with the Securities and Exchange Commission, including in the section titled “Risk Factors” in the prospectus Janus Living filed on August 11, 2026 with the Securities and Exchange Commission as part of its Registration Statement on Form S-11 (File No. 333-298182), which includes many of the same risks and uncertainties described above as they would apply to Janus Living's operations and ownership of senior housing communities.

Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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